SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2009
__________________
PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

5205 N. O’Connor Blvd
Suite 200
Irving, Texas		75039
(Address of principal		(Zip code)
executive offices)
Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIONEER NATURAL RESOURCES COMPANY

Item 1.01.	Entry into a Material Definitive Agreement.
     On March 18, 2009, Pioneer Natural Resources Company (the “Company”) entered into a letter agreement with Southeastern Asset Management, Inc. (“Southeastern”), which is attached hereto as Exhibit 10.1 (the “Letter Agreement”). The Letter Agreement provides that the Company agrees to reduce its Board of Directors from eleven members to ten members, consisting of seven existing Board members and three new directors to be recommended by Southeastern, whose nomination is subject to approval by the Company. The parties to the Letter Agreement further agree to use reasonable efforts to complete the process of naming, review, nomination and election (or, if applicable, appointment) of the Southeastern board designees on or before the later of (i) June 1, 2009, or (ii) the date of the Company’s 2009 Annual Meeting of Stockholders (to the extent it is rescheduled to occur no later than June 30, 2009).
     The foregoing description is qualified in its entirety by the complete Letter Agreement, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

10.1 —	Letter Agreement dated March 18, 2009 between the Company and Southeastern Asset Management, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY
/s/ Mark H. Kleinman
Mark H. Kleinman
Vice President, Corporate Secretary and Chief Compliance Officer

Dated: March 19, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1 (a)	Letter Agreement dated March 18, 2009 between the Company and Southeastern Asset Management, Inc.

(a)	Filed herewith.

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